                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12


                          LAZARE KAPLAN INTERNATIONAL INC.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

[LOGO]                  LAZARE KAPLAN INTERNATIONAL INC.
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017



                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, NOVEMBER 1, 1995

                           -------------------------

     The Annual Meeting of Stockholders of Lazare Kaplan International Inc. will be held on Wednesday, November 1, 1995 at 10:00 A.M. at The Cornell Club, 6 East 44th Street, 5th Floor, Room AB, New York, New York 10017 for the following purposes:

          1. To elect directors for the ensuing year;

          2. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending May 31, 1996; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 11, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

                                           By Order of the Board of Directors,

                                           LEON TEMPELSMAN,
                                           President

New York, New York
September 22, 1995

                                   IMPORTANT
   MANAGEMENT INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

                        LAZARE KAPLAN INTERNATIONAL INC.
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                      1995 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to stockholders of Lazare Kaplan International Inc., a Delaware corporation (the 'Company'), in connection with the solicitation of proxies by the Board of Directors of the Company (the 'Board of Directors') for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Wednesday, November 1, 1995 at The Cornell Club, 6 East 44th Street, 5th Floor, Room AB, New York, New York, and any adjournment or adjournments thereof (the 'Annual Meeting'). This Proxy Statement, the attached Notice of Annual Meeting, the accompanying form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended May 31, 1995 are first being sent to stockholders of the Company on or about September 22, 1995.

     The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 11, 1995 (the 'Record Date'). On the Record Date, there were issued and outstanding 6,147,808 shares of the Company's Common Stock, par value $1.00 per share (the 'Common Stock'). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. Presence in person or by proxy of holders of 3,073,905 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including the ratification of the selection of Ernst & Young LLP as independent auditors for the current fiscal year. In accordance with applicable law, all stockholders of record on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote 'against' the matter, even though a stockholder may interpret such action differently. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares of Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the 'nonvoted shares') will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered nonvoted shares).

     A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR (i) the election of the persons nominated herein as directors and (ii) the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; as well as in the discretion of the proxies with respect to such other business as properly may come before the Annual Meeting.

     Each proxy granted may be revoked by the person who granted it at any  time
(i)  by giving written  notice to such  effect to the  Secretary of the Company,
(ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

                            1. ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and have qualified. The eight nominees for directors consist of persons currently serving as directors of the Company.

     Set forth below are the names, principal occupations and certain other information concerning the nominees.

                                                 POSITIONS AND OFFICES WITH                   DIRECTOR
              NAME                             COMPANY OR PRINCIPAL OCCUPATION                 SINCE      AGE
--------------------------------  ---------------------------------------------------------   --------    ----

Maurice Tempelsman..............  Chairman  of the Board  of the Company  since April 1984;
                                    General Partner of Leon Tempelsman & Son, an investment
                                    limited partnership                                        1984        66

Leon Tempelsman.................  Vice Chairman of  the Board  of the  Company since  April
                                    1984;  President  of  the  Company  since  April  1986;
                                    General Partner of Leon Tempelsman & Son                   1984        39

George R. Kaplan................  Vice Chairman of  the Board  of the  Company since  April
                                    1984                                                       1972        77

Lucien Burstein.................  Partner,  Warshaw Burstein Cohen  Schlesinger & Kuh, LLP,
                                    Attorneys; Secretary of the Company since 1984             1984        73

Michael W. Butterwick...........  Business Consultant                                          1982        68

Myer Feldman....................  Partner, Ginsburg, Feldman and Bress, Chartered Attorneys    1984        78

Robert Speisman.................  Vice President -- Sales of the Company since April 1986      1989        42

Sheldon L. Ginsberg.............  Vice President and Chief Financial Officer of the Company
                                    since  April  1991;  Vice  President  --  Finance  from
                                    January 1986 through April 1991                            1989        41

     Unless directed to the contrary, the persons named in the proxy will vote the shares represented thereby FOR the election of the nominees listed above. Management is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for the election of such other person or persons as management may recommend.

     The Company has standing Audit and Compensation Committees of the Board of Directors. The current members of each committee hold office until the next Annual Meeting of the Board of Directors and until their respective successors have been elected and qualified. The Audit Committee consists of Michael W. Butterwick, Lucien Burstein and Myer Feldman. The Compensation Committee consists of Maurice Tempelsman, Michael W. Butterwick, Lucien Burstein and Myer Feldman.

     The Audit Committee is authorized to confer with the auditors and financial officers of the Company, review reports submitted by the auditors, establish or review, and monitor compliance with codes of conduct of the Company, inquire about procedures for compliance with laws and regulations relating to the management of the Company, and report and make recommendations to the Board of Directors. The Compensation Committee is responsible for recommending to the Board of Directors policies with respect to compensation and benefits of the Chairman of the Board, Vice Chairmen of the Board and President of the Company, for fixing the compensation and benefits of other officers and employees of the Company and its subsidiaries whose compensation is $75,000 per year or more and administering the Company's 1988 Stock Option Incentive Plan (the 'Plan') including the designating of employees to be granted options, prescribing the terms and conditions of options granted under the Plan, interpreting the Plan and making all other determinations deemed necessary for the administration of the Plan. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

     During the fiscal year ended May 31, 1995, there were three meetings of the Board of Directors, one meeting of the Audit Committee, and one meeting of the Compensation Committee. In addition, action was taken by unanimous written consent of the Executive Committee of the Board of Directors. Each incumbent director attended at least 75% of the total number of meetings of the Board and all of the committees thereof on which he served during the fiscal year. All outside directors receive a fee equal to $1,250 per quarter. Mr. Lucien Burstein, an outside director, credits his fee against legal fees of Warshaw Burstein Cohen Schlesinger & Kuh, LLP incurred by the Company for each period for which a directors' fee is paid.

SECURITY OWNERSHIP

     The following table sets forth information regarding the ownership of shares of the Company's Common Stock as of September 11, 1995 by those persons known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock. All information in the table is based upon reports filed by such persons with the Securities and Exchange Commission and upon questionnaires submitted by such persons to the Company in connection with the preparation of this proxy statement. Except as noted in the footnotes, such persons have indicated that they have the sole power to vote and to dispose of their respective shares of the Company's Common Stock.

                                                                                       AMOUNT AND
                                                                                       NATURE OF
                                  NAME AND ADDRESS                                     BENEFICIAL    PERCENT
                                OF BENEFICIAL OWNER                                    OWNERSHIP     OF CLASS
------------------------------------------------------------------------------------   ----------    --------

Maurice Tempelsman(1) ..............................................................   3,913,430       63.7%
  529 Fifth Avenue
  New York, New York 10017
Leon Tempelsman(1)(2) ..............................................................   1,869,466       29.5
  529 Fifth Avenue
  New York, New York 10017
Quest Advisory Corp.(3) ............................................................     366,600        6.0
  1414 Avenue of the Americas
  New York, New York 10019
Dimensional Fund Advisors, Inc.(4) .................................................     344,000        5.6
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Myer Feldman .......................................................................     334,954        5.5
  1250 Connecticut Avenue, NW
  Washington, D.C. 20036

------------

(1) Number and percentage of shares include the 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ('LTS') of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(2) Number and percentage of shares include 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 26,725 shares owned by his sister, Marcy Tempelsman, 28,401 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Number and percentage of shares also include 28,401 shares held by Leon Tempelsman as custodian for his children, 200,051 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Company's 1988 Stock Option Incentive Plan (the 'Plan'), 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose, and 26,816 shares owned by Mr. Tempelsman directly.

(3) Includes shares owned in portfolios managed by Quest Advisory Corp. and Quest Management Company, registered investment advisors. Charles M. Royce is a deemed controlling person of Quest Advisory Corp. and Quest Management Company. Mr. Royce disclaims beneficial ownership of all of the foregoing shares.

(4) Includes shares owned in portfolios of DFA Investment Dimensions Group Inc. and the DFA Investment Trust Company, open-end investment companies registered under the Investment Company Act of 1940, or the DFA Group Trust Company and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional Fund Advisors Inc., a registered investment advisor, serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all of such shares.

     The following table reflects as of September 11, 1995 the beneficial ownership of shares of Common Stock of the Company by each of the directors, nominees and executive officers and by all directors and officers as a group.

                                                                AMOUNT AND
                                                                NATURE OF
                          NAME                             BENEFICIAL OWNERSHIP    PERCENT OF CLASS
--------------------------------------------------------   --------------------    ----------------

Maurice Tempelsman(1)(2)................................         3,913,430                    63.7%
Leon Tempelsman(1)(2)(3)................................         1,869,466                    29.5
Myer Feldman............................................           334,954                     5.5
Sheldon Ginsberg(4).....................................            51,371                     0.8
Robert Speisman(1)(5)...................................            43,801                     0.7
George R. Kaplan(6).....................................            23,965                     0.4
Lucien Burstein.........................................             1,500           less than 0.1
Michael W. Butterwick...................................                 0                     0.0
All directors and officers as a group(1)-(6)............         4,710,071                    73.1%

------------

(1) Maurice Tempelsman, the Chairman of the Board and a director of the Company, is the father of Leon Tempelsman and the father-in-law of Robert Speisman, Vice President-Sales of the Company. Each of Maurice Tempelsman, Leon Tempelsman and Robert Speisman disclaims beneficial ownership of shares beneficially owned by the others.

(2) Number and percentage of shares include the 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ('LTS') of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(3) Number and percentage of shares include 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 26,725 shares owned by his sister, Marcy Tempelsman, 28,401 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Number and percentage of shares also include 28,401 shares held by Leon Tempelsman as custodian for his children, 200,051 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Plan, 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose and 26,816 shares owned by Mr. Tempelsman directly.

(4) Number and percentage include an aggregate of 51,300 shares which are the subject of currently exercisable options granted to Sheldon L. Ginsberg pursuant to the Plan and 71 shares owned by Mr. Ginsberg directly. Number and percentage of shares does not include 300 shares owned by Mr. Ginsberg as custodian for his son, as to which beneficial ownership is disclaimed by Mr. Ginsberg.

(5) Number and percentage of shares do not include the 1,528,416 shares owned by LTS, of which Rena Speisman, the wife of Robert Speisman, is a limited partner. Number and percentage of shares also do not include 55,217 shares owned by Rena Speisman for herself and as custodian

                                              (footnotes continued on next page)

(footnotes continued from previous page) for the children of Robert and Rena Speisman, as to all of which beneficial ownership is disclaimed by Robert Speisman. Number and percentage include 43,801 shares which are the subject of currently exercisable options granted to Robert Speisman pursuant to the Plan.

(6) Number and percentage of shares do not include 1,500 shares owned by the spouse of George Kaplan, the beneficial ownership of which is disclaimed by Mr. Kaplan.

EXECUTIVE COMPENSATION

     The Company's executive cash compensation program and the Plan are administered by the Compensation Committee of the Board of Directors. The Compensation Committee includes three nonemployee directors and one employee director, none of whom is eligible to participate in the Plan. The Compensation Committee annually recommends the cash compensation and benefits for the Chairman, Vice Chairmen, President and all employees of the Company earning more than $75,000. In its administration of the Plan, the Compensation Committee, in its sole discretion, determines option recipients and the number of shares subject to each option. Following Compensation Committee review and approval, all matters relating to executive compensation (other than the granting of stock options) are submitted to the full Board for approval.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The following policies are used by the Compensation Committee to set a general framework within which specific compensation decisions are made.

           -- The  Company's executive  pay program  is intended  to attract and
              retain  top  management   talent  and  to   motivate  and   reward
              performance.

           -- Incentive compensation varies with relative Company performance and a given individual's contribution to that performance.

           -- The Plan is designed to reinforce and encourage achievement of the Company's short-term and long-term financial and strategic goals by aligning the interests of certain key Company employees and the Company's stockholders.

COMPONENTS OF COMPENSATION

BASE SALARY

     The Compensation Committee determines base salary levels by evaluating individual performance with specific input from the President (excluding input for his own performance). Increases in base salary are based upon periodic evaluations of such factors as demonstrated leadership ability, competitive trends within the industry, level of responsibility, and overall perceived future contribution to the Company.

CASH BONUS

     Bonus payments are recommended to the Board by the Compensation Committee for employees it feels have performed exceptionally during the past year. This component of the compensation package is designed to reward past performance and encourage similarly exceptional future performance. Bonuses are paid after the end of the fiscal year to which they relate.

MATCHING 401(k) PLAN

     The Company offers all full-time employees the opportunity to participate in a matching 401(k) plan. Employees may participate up to an annual maximum which is the lesser of 20% of the employee's compensation or $9,240 (subject to adjustments by the U. S. Secretary of the Treasury). The Company will match those contributions in an amount equal to $.50 for every pre-tax dollar contributed by the employee up to a minimum of the first 6% of the employee's compensation to a maximum of $20,000, provided the Company's pre-tax earnings exceed $3.5 million for the fiscal year ending within the calendar year to which the matching contribution relates.

STOCK OPTION GRANTS

     The Company periodically grants stock options in order to provide certain of its key employees with a competitive total compensation package, a long-term incentive award and to reward them for their contribution to the ongoing process of achieving the Company's long-term goals. These grants are also intended to align the interests of the Company's key employees with those of the stockholders, thereby encouraging these employees to increase stockholder value.

     The Plan is administered by a Compensation Committee consisting of four directors of the Company who are not eligible to participate in the Plan. The Compensation Committee, in its sole discretion, determines option recipients and the number of shares subject to each option. In determining the number of shares to be covered by each option, the Compensation Committee takes into account the present and potential contributions of the respective participants to the success of the Company, the anticipated number of years of effective service remaining and such other factors as the Compensation Committee deems relevant in connection with accomplishing the purposes of the Plan.

     Each option granted under the Plan expires ten years after the date of grant and is exercisable at the fair market value of the shares subject to the option on the date of grant; except that incentive stock options granted to any person who, at the time the option is granted, owns stock possessing more than 10% of the combined voting power of all classes of the stock of the Company, expire five years after the date of grant and are exercisable at 110% of the fair market value of the shares subject to the option on the day immediately preceding the day of grant.

COMPENSATION OF THE PRESIDENT

     Mr. Leon Tempelsman's salary was not increased for fiscal 1995 from its fiscal 1994 level of $50,000, thereby remaining through fiscal 1995 at the same level since 1984. It has long been the opinion of the Compensation Committee that Mr. Tempelsman's salary stands well below those of executives with similar responsibilities in companies of similar size. Accordingly, in the past, Mr.

Tempelsman has been granted a significant number of incentive stock options as long-term incentive to encourage him to continue his efforts to increase shareholder value and to make his total compensation package more competitive and appropriate in relation to his contribution to the Company. However, due to the significantly fewer number of options available under the Plan for grant during fiscal 1995, in March 1995, as part of its overall grant of options to certain key employees of the Company, the Compensation Committee granted Mr. Tempelsman only 10,000 incentive stock options. In addition, the Compensation Committee noted that it is likely that no additional incentive stock options will be available for grant under the Plan. The Compensation Committee continues to recognize Mr. Tempelsman's contribution to the overall management of the Company and the Company's retention of its strategic and market positions in the world diamond market.

                             Compensation Committee
                             Maurice Tempelsman
                             Lucien Burstein
                             Myer Feldman
                             Michael W. Butterwick

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN FISCAL 1993, FISCAL 1994 AND FISCAL 1995

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's chief executive officer and the other most highly compensated executive officers of the Company earning more than $100,000 during the fiscal years ended May 31, 1993, May 31, 1994 and May 31, 1995.


                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                              ANNUAL COMPENSATION                 ------------
                                                 ---------------------------------------------       AWARDS
                                                                                     OTHER        ------------
                   NAME AND                      FISCAL                              ANNUAL         OPTIONS
              PRINCIPAL POSITION                  YEAR      SALARY      BONUS     COMPENSATION      (SHARES)
----------------------------------------------   ------    --------    -------    ------------    ------------

Leon Tempelsman ..............................     1995    $ 50,000    $     0         $0             10,000
  Vice Chairman of the Board                       1994      50,000          0          0             38,500
  and President                                    1993      50,000          0          0            150,550(2)
Sheldon L. Ginsberg ..........................     1995     170,000     30,000(1)       0              6,000
  Vice President and                               1994     157,000     17,000(1)       0             10,500
  Chief Financial Officer                          1993     148,000     16,000(1)       0             35,800(3)

------------

(1) Bonuses  are  determined  by  the   Compensation  Committee  based  on   the
    executive's performance. Bonus amounts are paid after the end of the fiscal year to which they relate. See Compensation Committee Report, page 6.

(2) Represents incentive stock options granted under the Plan (a) on August 14, 1992 in substitution for canceled options previously granted under the Plan, which options are exercisable to purchase 95,550 shares of Common Stock at an exercise price of $5.638 per share and (b) on April 13, 1993, which options are exercisable to purchase 55,000 shares of Common Stock at an exercise price of $6.60 per share.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) Represents incentive stock options granted under the Plan (a) on August 14, 1992 in substitution for canceled options previously granted under the Plan, which options are exercisable to purchase 20,800 shares of Common Stock at an exercise price of $5.125 per share and (b) on April 13, 1993, which options are exercisable to purchase 15,000 shares of Common Stock at an exercise price of $6.00 per share.

STOCK OPTIONS GRANTED IN FISCAL 1995

     The following table sets forth information concerning individual grants of stock options made during fiscal year ended May 31, 1995 to each executive officer listed in the Summary Compensation Table. The Company did not grant any stock appreciation rights during fiscal 1995.

                                                                                                  POTENTIAL
                                             INDIVIDUAL GRANTS IN FISCAL 1995                  REALIZABLE VALUE
                                 ---------------------------------------------------------            AT
                                                 % OF TOTAL                                     ASSUMED ANNUAL
                                  NUMBER OF       OPTIONS/                                      RATES OF STOCK
                                  SECURITIES        SARS                                            PRICE
                                  UNDERLYING     GRANTED TO                                    APPRECIATION FOR
                                 OPTIONS/SARS    EMPLOYEES       EXERCISE                       OPTION TERM(2)
                                   GRANTED       IN FISCAL     OR BASE PRICE    EXPIRATION    ------------------
             NAME                (SHARES)(1)        YEAR        (PER SHARE)        DATE         5%         10%
------------------------------   ------------    ----------    -------------    ----------    -------    -------

Leon Tempelsman...............      10,000          34.78%         $9.35          3/7/00      $14,984    $43,393
Sheldon L. Ginsberg...........       6,000          20.87%         $8.50          3/7/05      $32,074    $81,281

------------

(1) All of such options become exercisable as to one-third ( 1/3) of the shares included in the grant, commencing on December 15 in the year of the grant. The right to purchase stock pursuant to all options outstanding is cumulative, and the optionees may exercise the right to purchase stock at any time and from time to time after the option has become exercisable and prior to the expiration, termination or surrender of the option.
   Each optionee who receives an option under the Plan agrees (a) to remain in the employ of either of the Company or its subsidiaries for at least one year from the date the option is granted but in no event later than the optionee's 70th birthday and (b) to refrain from engaging in the diamond business, directly or indirectly, for a period of two years after his or her employment by the Company or a subsidiary terminates. If an optionee fails to comply with either part of such an agreement, the Compensation Committee, in its discretion, may require the optionee to resell to the Company all shares purchased pursuant to the option at the exercise price and to repay the Company any amounts paid to the optionee upon the surrender of all or part of an option.
   In the event of the termination of employment for any reason of an optionee, the option may be exercised or surrendered by the optionee or his or her legal representative within such period as may be provided in the option instrument not to exceed the earlier of the balance of the option term or three months from the date of termination (one year in the case of a disabled employee or in the event of death); provided that the Compensation Committee may, in its absolute discretion, authorize the purchase of such additional shares subject to options as are not then exercisable.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Based upon the per share market price on the date of grant, which was $8.50 on March 7, 1995, and an annual appreciation at the rate stated of such market price through the expiration date of such options. Gains, if any, are dependent upon the actual performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state laws.

STOCK OPTIONS HELD AT END OF FISCAL 1995

     The following table indicates the total number of exercisable and unexercisable stock options held by each executive officer named in the Summary Compensation Table as of May 31, 1995. No options to purchase Common Stock were exercised during fiscal 1995 by such individuals and no stock appreciation rights were outstanding during fiscal 1995.

                                               NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS/SARS
                                           OPTIONS/SARS AT MAY 31, 1995                 AT MAY 31, 1995
                                          -------------------------------       -------------------------------
                 NAME                     EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
---------------------------------------   -----------       -------------       -----------       -------------

Leon Tempelsman........................     200,051             53,999           $ 260,414           $16,500
Sheldon L. Ginsberg....................      51,300             18,000              91,900             7,500

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has no employment contract with either Mr. Leon Tempelsman or Mr. Ginsberg. Other than the Plan, the Company does not have any program providing compensation to its executive officers which is intended to serve as an incentive for performance to occur over a period longer than one fiscal year. The incentive stock options granted to Messrs. Tempelsman and Ginsberg provide that if their respective employments are terminated for any reason other than death or retirement, the options must be exercised within the earlier of the balance of the option period or three months from the date of termination (one year in the case of termination as a result of disability).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Maurice Tempelsman, Myer Feldman, Michael W. Butterwick and Lucien Burstein. Messrs. Feldman, Butterwick and Burstein are outside directors of the Company. Neither Mr. Butterwick nor Mr. Feldman is an officer of the Company. Mr. Burstein is Secretary of the Company. None of Messrs. Butterwick, Feldman or Burstein is affiliated with any principal stockholder of the Company. Maurice Tempelsman is the Chairman of the Board of the Company and the father of Leon Tempelsman, Vice Chairman of the Board and President of the Company.

COMPARATIVE PERFORMANCE BY THE COMPANY

     The following graph compares the market performance of the Company's Common Stock for the previous five fiscal years to the American Stock Exchange Market Value Index (the 'AMEX Index') and a peer group of companies in the fine jewelry and accessories industry (the 'Peer Group').

                               [PERFORMANCE GRAPH]



  DATE      COMPANY INDEX    MARKET INDEX    PEER INDEX
---------   -------------    ------------    ----------

05/31/90       100.000          100.000        100.000
06/29/90       166.154           99.813         98.939
07/31/90       105.385           96.182         96.197
08/31/90        83.077           85.522         78.740
09/28/90        80.769           79.502         69.590
10/31/90        73.077           76.394         69.808
11/30/90        80.000           82.429         77.021
12/31/90        82.308           85.184         75.762
01/31/91        70.769           89.641         84.995
02/28/91        68.077           97.733         94.294
03/28/91        66.154          101.869         98.552
04/30/91        66.923          102.036        102.303
05/31/91        67.692          106.100        105.903
06/28/91        65.385          101.691        104.771
07/31/91        55.769          105.848        100.270
08/30/91        53.846          106.310        104.595
09/30/91        63.846          107.289         99.450
10/31/91        58.077          111.186         93.437
11/29/91        49.615          107.456         92.442
12/31/91        46.154          118.044         93.053
01/31/92        51.923          122.344         88.739
02/28/92        47.692          124.341         94.482
03/31/92        46.154          118.083        100.943
04/30/92        36.538          116.270         89.652
05/29/92        39.231          115.640         78.155
06/30/92        36.923          111.483         75.504
07/31/92        31.538          114.029         67.257
08/31/92        31.538          111.156         62.714
09/30/92        30.000          111.324         60.128
10/30/92        34.615          114.109         62.004
11/30/92        41.538          122.221         69.418
12/31/92        41.538          123.967         74.013
01/29/93        34.615          128.551         71.579
02/26/93        34.615          125.015         61.671
03/31/93        38.462          129.741         64.665
04/30/93        41.154          127.465         59.501
05/28/93        39.231          132.173         64.437
06/30/93        36.154          133.040         70.208
07/30/93        43.846          134.791         65.632
08/31/93        43.077          141.757         65.618
09/30/93        36.539          144.571         63.002
10/29/93        38.462          148.737         68.916
11/30/93        41.539          142.198         67.291
12/31/93        43.077          146.075         69.903
01/31/94        57.692          148.271         64.768
02/28/94        53.077          144.745         67.368
03/31/94        52.308          135.995         67.353
04/29/94        57.692          134.626         66.218
05/31/94        54.615          134.326         74.467
06/30/94        56.154          130.185         73.825
07/29/94        57.692          134.912         75.424
08/31/94        55.385          139.121         77.542
09/30/94        58.462          141.601         76.199
10/31/94        59.231          140.449         77.282
11/30/94        59.231          134.284         80.345
12/30/94        58.462          135.929         74.341
01/31/95        53.846          139.605         60.222
02/28/95        54.615          143.959         64.347
03/31/95        51.539          146.099         62.810
04/28/95        48.462          149.772         67.392
05/31/95        46.154          153.797         65.800

     The Peer Group consists of the following companies: A.T. Cross Company, Michael Anthony Jewelers, Inc., Jewelmasters Inc., Tiffany & Co., and Town & Country Corporation. The Company's management is of the opinion that despite the existence of some similarities between the group of companies comprising its peer group and the Company, the Company is unique because of the product it produces, the markets in which its products are sold, and in its position as the only publicly traded diamond cutting and polishing company in the United States. Thus, comparisons made between the Company and the peer group are not necessarily accurate or reliable and do not necessarily reflect the relative performance data for the Company's primary competition.

     (1) The cumulative total return for the securities comprising the Peer Group and the AMEX Index assumes the reinvestment of dividends. The total return for the Company's Common Stock does not assume the reinvestment of dividends, since no dividends were declared on the Company's Common Stock during the measurement period. The weighing of the securities comprising each index, according to their market capitalization, has been calculated at the end of each monthly period.

     (2) The AMEX Index tracks the aggregate price performance of equity securities of companies traded on the American Stock Exchange. The Company's Common Stock is traded on the American Stock Exchange.

TRANSACTIONS WITH MANAGEMENT

     The Company has entered into a sublease with Leon Tempelsman & Son, a New York limited partnership of which Maurice Tempelsman and Leon Tempelsman are the sole general partners ('LTS'), under which approximately 30% of the 20th Floor at 529 Fifth Avenue, New York, New York is sublet to LTS. The sublease is prorated to the same rental rate per square foot which the Company is paying to the landlord under its lease for the 19th and 20th Floors at the same location. Rental payments under the sublease amount to a base annual rent of $89,518 (excluding escalations).

     The Company is a party to an agreement dated August 11, 1982, as amended on April 8, 1983, with GIA Gem Trade Laboratory, Inc. ('GTL'), a wholly owned subsidiary of Gemological Institute of America, Inc., pursuant to which the Company has granted a license to GTL to use a laser micro-inscription system developed by the Company in connection with GTL's business of grading diamonds and identifying gem stones and issuing reports thereon. Such agreement, unless earlier terminated in accordance with its terms, expires in the year 2000, when the United States patent on the laser micro-inscription device expires. George
R. Kaplan, Vice Chairman of the Board of the Company, is a Board Member Emeritus of the Board of Governors of the Gemological Institute of America. The agreement requires GTL to pay to the Company royalties based on fees charged by GTL for inscribing gem stones. The agreement with GTL was the result of arms-length negotiations between the Company and GTL.

                 2. RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent certified public accountants, to be auditors for the Company and its subsidiaries for the fiscal year ending May 31, 1996 and recommends that the stockholders ratify that appointment. If a majority of the shares are not voted in favor of ratification, the Board will consider the appointment of other auditors for the ensuing fiscal year. The Board is advised that there is and has been, no relationship between Ernst & Young LLP and the Company or any of its subsidiaries other than the rendition of professional services. A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to questions.

     During fiscal 1994, the Board of Directors considered changing the Company's independent certified public accountants and, effective September 16, 1994, Ernst & Young LLP was appointed in replacement of Deloitte & Touche LLP, to serve as the Company's independent certified public accountants for the Company's fiscal year ending May 31, 1995. In connection with the audits of the two most recent fiscal years of the Company and all subsequent interim periods preceding such replacement, there was no disagreement between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference thereto in their report on the financial statements for such period. The reports of Deloitte & Touche LLP for such period did not contain an adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope, or accounting principles. The decision to replace Deloitte & Touche LLP with Ernst & Young LLP as the Company's independent certified public accountants was unanimously approved by the Audit Committee of the Board of Directors of the Company and ratified by the stockholders of the Company at the 1994 Annual Meeting of Stockholders.

     The   Board  of  Directors  recommends  a  vote  FOR  ratification  of  the appointment of Ernst & Young LLP.

                               3. OTHER BUSINESS

     As of the date hereof, the Board of Directors does not know of any matter which will come before the meeting other than the business specified in the foregoing notice of meeting. If any other matter is presented at the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their best judgment.

SOLICITATION OF PROXIES

     Solicitation of proxies is being made by the Board of Directors through the mail, in person, and by telegraph and telephone. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to obtain voting instructions from the beneficial owners and will pay their expenses for so doing. The cost of soliciting proxies will be borne by the Company.

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders who wish to have proposals included in the proxy statement and form of proxy to be furnished by the Board of Directors in connection with the Company's 1996 Annual Meeting of Stockholders must submit such proposals so that they are received by the Company no later than May 27, 1996. Please direct such proposals to the attention of the Secretary of the Company.

                                         By order of the Board of Directors,

                                         LEON TEMPELSMAN,
                                         President

New York, New York
September 22, 1995

[LOGO]                                          LAZARE KAPLAN INTERNATIONAL INC.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN         NOTICE OF
TO ATTEND THE MEETING, PLEASE DATE, MARK, AND SIGN      ANNUAL MEETING
   THE ENCLOSED PROXY CARD AND RETURN IT IN THE        OF STOCKHOLDERS
                 ENVELOPE PROVIDED                           AND
                                                       PROXY STATEMENT

--------------------------------------------------------------------------------
                                                              September 22, 1995

                               APPENDIX I
                               PROXY CARD
                        LAZARE KAPLAN INTERNATIONAL INC.
          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 1, 1995
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

     Know All Men By These Presents that the undersigned stockholder of Lazare Kaplan International Inc. hereby constitutes and appoints Leon Tempelsman, Lucien Burstein and Sheldon L. Ginsberg, and each and any of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of said corporation, to be held on the 5th Floor, Room AB, The Cornell Club, Six East 44th Street, New York, New York on November 1, 1995 at 10:00 A.M. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:

                 (CONTINUED, TO BE DATED AND SIGNED ON REVERSE)

-------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

This Proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE BOARD'S NOMINEES FOR DIRECTORS, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS.


        FOR                WITHHOLD      (1) ELECTION OF DIRECTORS                                    (2) Approval of Ernst & Young
   all nominees           AUTHORITY      MAURICE TEMPELSMAN, LEON TEMPELSMAN, GEORGE R. KAPLAN,           LLP as the independent
listed to the right    to vote for all   LUCIEN BURSTEIN, MYER FELDMAN, MICHAEL W. BUTTERWICK,            public accountants for the
 (except as market     nominees listed   SHELDON L. GINSBERG AND ROBERT SPEISMAN                          fiscal year ending May 31,
 to the contrary)        to the right    (INSTRUCTION: To withhold authority to vote for any              1996
                                         individual nominee strike a line through the nominee's
                                         name in the list above)                                         FOR    AGAINST    ABSTAIN
        [x]                  [x]                                                                         [x]      [x]        [x]

(3) In their discretion, upon such       Any of such attorneys and proxies, or their substitutes at    The foreging matter
    other matters as may properly come   said meeting, or any adjournment thereof, may exercise all    has been proposed by
    before the meeting.                  the proxies hereby given. Any Proxy heretofore given is       the Company and is
                                         hereby revoked.                                               not conditioned on the
                                         Receipt is acknowledged of the Notice of Annual Meeting of    approval of any other
                                         Stockholders, the Proxy Statement accompanying such Notice    matter.
                                         and the Annual Report to Stockholders for the fiscal year
                                         ended May 31, 1995.



                                                                       IN  WITNESS WHEREOF,  the undersigned  has signed  this proxy
                                                                       Dated                                                    1995
                                                                       (Stockholder(s) signature(s)
                                                                       Signature(s) of stockholder(s) should correspond exactly with the name(s) shown  hereon. If shares  are jointly held,  both holders  should  sign. Attorneys,  executors, administrators, trustees, guardians  or others  signing in  a  representative capacity  should give their full  titles. Proxies executed in the name of a corporation should  be signed on behalf of  the corporation  by  its president  or other  authorized officer.
                                                                       NOTE: This  proxy,  properly  filled in,  dated  and  signed, should be returned promptly in the enclosed postpaid envelope to Lazare Kaplan  International  Inc.,  c/o  Mellon  Transfer
                                                                       Services, P.O. Box 812, New York, New York 10138- 0832


                   'PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORDED YOUR VOTES'

-------------------------------------------------------------------------------
                                FOLD AND DETACH HERE

                                   ANNUAL MEETING
                                  OF STOCKHOLDERS
                          LAZARE KAPLAN INTERNATIONAL INC.
                             WEDNESDAY, NOVEMBER 1, 1995
                                     10:00 A.M.
                                  THE CORNELL CLUB
                                SIX EAST 44TH STREET
                                FIFTH FLOOR, ROOM AB
                                 NEW YORK, NY 10017


 AGENDA:
    ELECTION OF DIRECTORS
    RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
    OTHER BUSINESS